Exhibit 99.1

EXL REPORTS 2021 FIRST QUARTER RESULTS

2021 First Quarter Revenues of $261.4 Million, up 6.3% year-over-year
Q1 Diluted Earnings Per Share (GAAP) of $0.93, up from $0.65 in Q1 of 2020
Q1 Adjusted Diluted Earnings Per Share (Non-GAAP) (1) of $1.18, up from $0.81 in Q1 of 2020

New York, NY - April 29, 2021 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter ended March 31, 2021.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “EXL had a strong start to the year with first quarter revenue of $261.4 million. Analytics growth accelerated with a 10.7% revenue increase from the first quarter of 2020. Adjusted diluted earnings per share for the quarter was $1.18, a 46% increase year-over-year. Our data-led value creation framework is resonating well in the market and we are driving revenue expansion with our existing clients as well as signing new logos. While we are in a favorable demand environment with a strong pipeline of opportunities, we also face significant pandemic related challenges in our delivery geographies, particularly in India and the Philippines.”

Maurizio Nicolelli, Chief Financial Officer, said, “Based on our strong first quarter financial results, the growth momentum in the business and an expectation of continued fulfillment levels, we are increasing our revenue guidance for 2021 to be in the range of $1.04 billion to $1.07 billion, representing a 8% to 11% increase year-over-year on a constant currency basis, from 2020. Our adjusted diluted earnings per share guidance for 2021 is increasing to $4.00 to $4.30, representing a 13% to 22% increase over the prior year.”

______________________________________________________________

1.Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures”. These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: First Quarter 2021

•Revenues for the quarter ended March 31, 2021 increased to $261.4 million compared to $246.0 million for the first quarter of 2020, an increase of 6.3% on a reported basis and 5.5% on a constant currency basis from the first quarter of 2020. Revenues increased by 5.0% sequentially on a reported basis and 4.7% on a constant currency basis, from the fourth quarter of 2020.

	Revenues		Gross Margin
	Three months ended		Three months ended
Reportable Segments	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
	(dollars in millions)
Insurance	$91.1	$83.7	38.5%	29.6%
Healthcare	30.3	27.0	42.5%	27.5%
Emerging Business	37.7	42.8	44.7%	40.5%
Analytics	102.3	92.5	37.0%	36.6%
Total Revenues, net	$261.4	$246.0	39.2%	33.9%

•Operating income margin for the quarter ended March 31, 2021 was 15.9%, compared to an operating income margin of 11.2% for the first quarter of 2020 and operating income margin of 15.4% for the fourth quarter of 2020. Adjusted operating income margin for the quarter ended March 31, 2021 was 20.2% compared to 14.8% for the first quarter of 2020 and 19.7% for the fourth quarter of 2020.

•Diluted earnings per share for the quarter ended March 31, 2021 was $0.93 compared to $0.65 for the first quarter of 2020 and $0.94 for the fourth quarter of 2020. Adjusted diluted earnings per share for the quarter ended March 31, 2021 was $1.18 compared to $0.81 for the first quarter of 2020 and $1.14 for the fourth quarter of 2020.

Business Highlights: First Quarter 2021
•Won 14 new clients in the first quarter of 2021, with five in our operations management businesses and nine in Analytics.
•Released LDS 2.0, EXL’s digital new business and underwriting solution for life and annuities insurers which includes a robust suite of automation and configuration tools.
•Released LifePRO® 20, EXL’s innovative digital policy administration platform that supports end-to-end digital insurance policy administration lifecycle.
•Recognized as a Visionary in the February 2021 Gartner Magic Quadrant for Data and Analytics Service Providers(2)
•Included in The Booming 15 lists in the ISG Index™, for the 13th quarter in a row.

Post-First Quarter Highlight
•As previously announced, subsequent to the first quarter of 2021, on April 19, 2021, Pavan Bagai, President and Chief Operating Officer, notified us that he will retire from the company effective October 1, 2021. Mr. Bagai’s responsibilities will be transitioned in an orderly manner to other members of EXL’s executive team over the course of the next several months.

2021 Guidance
Based on current visibility, and a U.S. Dollar to Indian Rupee exchange rate of 74.50, British Pound to U.S. Dollar exchange rate of 1.38, U.S. Dollar to the Philippine Peso exchange rate of 48.50 and all other currencies at current exchange rates, we are providing the following 2021 guidance:

•Revenue of $1.04 billion to $1.07 billion, representing an increase of 9% to 12% on a reported basis, and 8% to 11% on a constant currency basis, from 2020.
•Adjusted diluted earnings per share of $4.00 to $4.30, representing an increase of 13% to 22% from 2020.

Conference Call
ExlService Holdings, Inc. will host a conference call on Thursday, April 29, 2021 at 10:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

(2)    Disclaimer: Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that helps our clients build and grow sustainable businesses. By orchestrating our domain expertise, data, analytics and digital technology, we look deeper to design and manage agile, customer-centric operating models to improve global operations, drive profitability, enhance customer satisfaction, increase data-driven insights, and manage risk and compliance. Headquartered in New York, EXL has approximately 31,600 professionals in locations throughout the United States, the United Kingdom, Europe, India, the Philippines, Colombia, Canada, Australia and South Africa. EXL serves customers in multiple industries including insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics, media and retail, among others. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, our ability to respond to and manage public health crises, including the outbreak and continued effects of the coronavirus (COVID-19) pandemic, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except share and per share amounts)

	Three months ended March 31,
	2021	2020
Revenues, net	$261,415	$245,990
Cost of revenues(1)	158,821	162,656
Gross profit(1)	102,594	83,334
Operating expenses:
General and administrative expenses	30,703	28,941
Selling and marketing expenses	18,235	14,456
Depreciation and amortization expense	12,101	12,450
Total operating expenses	61,039	55,847
Income from operations	41,555	27,487
Foreign exchange gain, net	434	1,377
Interest expense	(2,474)	(3,072)
Other income, net	1,410	2,529
Income before income tax expense and earnings from equity affiliates	40,925	28,321
Income tax expense	8,958	5,855
Income before earnings from equity affiliates	31,967	22,466
Loss from equity-method investment	36	55
Net income attributable to ExlService Holdings, Inc. stockholders	$31,931	$22,411
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$0.95	$0.65
Diluted	$0.93	$0.65
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings Inc. stockholders:
Basic	33,734,118	34,401,565
Diluted	34,318,318	34,720,603
(1) Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	As of
	March 31, 2021	December 31, 2020

Assets
Current assets:
Cash and cash equivalents	$177,121	$218,530
Short-term investments	198,721	184,286
Restricted cash	5,295	4,690
Accounts receivable, net	159,296	147,635
Prepaid expenses	12,709	11,344
Advance income tax, net	7,580	5,684
Other current assets	35,828	37,109
Total current assets	596,550	609,278
Property and equipment, net	90,153	92,875
Operating lease right-of-use assets	88,777	91,918
Restricted cash	2,298	2,299
Deferred tax assets, net	10,657	7,749
Intangible assets, net	56,243	59,594
Goodwill	349,098	349,088
Other assets	29,669	32,099
Investment in equity affiliate	2,921	2,957
Total assets	$1,226,366	$1,247,857
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,304	$6,992
Current portion of long-term borrowings	25,000	25,000
Deferred revenue	14,764	32,649
Accrued employee costs	43,492	67,645
Accrued expenses and other current liabilities	73,241	66,410
Current portion of operating lease liabilities	18,476	18,894
Income taxes payable, net	14,443	3,488
Total current liabilities	197,720	221,078
Long-term borrowings, less current portion	202,687	201,961
Operating lease liabilities, less current portion	81,948	84,874
Income taxes payable	1,790	1,790
Deferred tax liabilities, net	877	847
Other non-current liabilities	15,119	18,135
Total liabilities	500,141	528,685
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 39,273,989 shares issued and 33,526,889 shares outstanding as of March 31, 2021 and 38,968,052 shares issued and 33,559,434 shares outstanding as of December 31, 2020	39	39
Additional paid-in capital	428,882	420,976
Retained earnings	673,310	641,379
Accumulated other comprehensive loss	(78,753)	(74,984)
Total including shares held in treasury	1,023,478	987,410
Less: 5,747,100 shares as of March 31, 2021 and 5,408,618 shares as of December 31, 2020, held in treasury, at cost	(297,253)	(268,238)
Stockholders’ equity	726,225	719,172
Total equity	726,225	719,172
Total liabilities and stockholders’ equity	$1,226,366	$1,247,857

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, impairment charges of acquired long-lived and intangible assets including goodwill, provision for litigation settlement, non-cash interest expense on convertible senior notes, restructuring charges and other acquisition-related expenses or benefits. Acquisition-related expenses or benefits include, changes in the fair value of earn-out consideration liabilities, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits. In addition to excluding the above items, our adjusted net income and adjusted diluted EPS also excludes the effect any non-recurring tax adjustments and income tax impact of the above pre-tax items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

The information provided on a constant currency basis reflects a comparison of current period results translated at the prior period currency rates. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee increased from 73.08 during the quarter ended March 31, 2020 to 73.17 during the quarter ended March 31, 2021, representing an appreciation of 0.1%. The average exchange rate of the U.S. Dollar against the Philippine Peso decreased from 50.83 during the quarter ended March 31, 2020 to 48.39 during the quarter ended March 31, 2021, representing a depreciation of 4.8%. The average exchange rate of the British Pound against the U.S. Dollar increased from 1.28 during the quarter ended March 31, 2020 to 1.38 during the quarter ended March 31, 2021, representing a depreciation of 8.2%.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended March 31, 2021 and March 31, 2020, and the three months ended December 31, 2020:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	March 31,		December 31,
	2021	2020	2020
Net Income (GAAP)	$31,931	$22,411	$32,218
add: Income tax expense	8,958	5,855	7,209
add/(subtract): Interest expense, foreign exchange gain, net, loss from equity-method investment and other income, net	666	(779)	(1,164)
Income from operations (GAAP)	$41,555	$27,487	$38,263
add: Stock-based compensation expense	7,832	4,778	7,385
add: Amortization of acquisition-related intangibles	3,361	4,154	3,415
Adjusted operating income (Non-GAAP)	$52,748	$36,419	$49,063
Adjusted operating income margin as a % of Revenues (Non-GAAP)	20.2%	14.8%	19.7%
add: Depreciation	8,740	8,296	9,767
Adjusted EBITDA (Non-GAAP)	$61,488	$44,715	$58,830
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	23.5%	18.2%	23.6%

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended
	March 31,		December 31,
	2021	2020	2020
Net income (GAAP)	$31,931	$22,411	$32,218
add: Stock-based compensation expense	7,832	4,778	7,385
add: Amortization of acquisition-related intangibles	3,361	4,154	3,415
add: Non-cash interest expense related to convertible senior notes	673	635	673
subtract: Effect of non-recurring tax benefits (a)	—	—	(1,340)
subtract: Tax impact on stock-based compensation expense (b)	(2,358)	(2,733)	(2,099)
subtract: Tax impact on amortization of acquisition-related intangibles	(758)	(897)	(798)
subtract: Tax impact on non-cash interest expense related to convertible senior notes	(162)	(156)	(168)
Adjusted net income (Non-GAAP)	$40,519	$28,192	$39,286
Adjusted diluted earnings per share (Non-GAAP)	$1.18	$0.81	$1.14

(a) To exclude non-recurring tax benefits related to certain deferred tax assets and liabilities.
(b) Tax impact includes $931 and $1,799 during the three months ended March 31, 2021 and 2020 respectively, and $504 during the three months ended December 31, 2020, related to discrete benefits recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.

Contact: Steven N. Barlow
Vice President, Investor Relations
(917) 596-7684
ir@exlservice.com